Exhibit 29
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Letter agreement
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UniCredit Banca Mobiliare SpA (UBM) and Olimpia Spa (Client) (together: the
Parties) agree that the definitions of Number of Shares and Initial Price in the Share Swap transaction (see Annex) that the Parties have agreed to sign, will result from the procedure as stated herebelow:

Trade Date:                                 20 November 2001

Maximum Purchase Price (Pmax):              Maximum price for the Purchase of
                                            Olivetti Shares on Milan Stock
                                            Exchange, equal to 1.37(euro)uro per
                                            Share.

Number of Shares:                           an amount of Olivetti Shares that
                                            UBM will purchase on behalf of a
                                            third party/third parties (or, at
                                            UBM's option, will procure that a
                                            third party/third parties purchase)
                                            on the Milan Stock Exchange on a
                                            best effort basis during the period
                                            starting from and including the
                                            Trade Date up to 10 Exchange
                                            Business Days, being agreed that:
                                          - there will be no buying of shares
                                            above Pmax
                                          - Number of Shares will be no
                                            greater than 131.750.000

                                            Initial Price: the weighted average
                                            price per Share at which UBM will
                                            purchase or procure the purchase of,
                                            as provided above, the Number of
                                            Shares.


The Parties aknowledge that the Maximum Purchase Price as defined above can be modified subject to mutual agreement also before the 10 days are elapsed.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this Letter Agreement and returning it to us by facsimile at 02/72729354

Yours sincerely.

UniCredit Banca Mobiliare

By:
         --------------------------------------------------
         Name:

         Title:


Confirmed as of the date first above written:

By:
         --------------------------------------------------
         Name:

         Title:



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Reference number:
 ...................
 ...................
 ...................

                                                        Milan, November 20, 2001

Share Swap Transaction


Dear Sir/Madam:

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between UniCredit Banca Mobiliare S.p.A. (UBM) and Olimpia S.p.A (Olimpia) (together the "Parties") on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions"), and the 1996 ISDA Equity Derivatives Definitions as amended and supplemented by the 1998 ISDA Euro Definitions (the "Equity Definitions"), each as published by the International Swaps and Derivatives Association, Inc. (together, the "Definitions"), are incorporated into this Confirmation. References in the 2000 Definitions to the term "Swap Transaction" shall be deemed to be references to the term "Transaction" for the purposes of this Confirmation. In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

2. This Confirmation evidences a complete binding agreement between the Parties as to the terms of the Transaction to which this Confirmation relates. In addition, the Parties agree to use their best efforts to promptly negotiate, execute and deliver an agreeement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), Upon the execution bythe Parties of such an agreement, this Confirmation will supplement, form a part of, and be subject to that agreement. All provisions contained or incorporated by reference in that agreement upon its execution shall govern this Confirmation except as expressly modified below.

3. Until the Parties execute and deliver that agreement, this Confirmation, together with all other documents referring to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of and be subject to an agreement in the form of the ISDA Form as if the Parties


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         had executed an agreement in such form (but without any schedule except for the election of the English law as the governing law and EURO as the Termination Currency) on the Trade Date of the first such Transaction between them. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

4.       Annexes 1 through 5 and, for the purpose of construing such Annexes,
         Section 6 (Definitions) of the ISDA EMU Protocol published on May 6, 1998 by ISDA (the "Protocol") shall be incorporated into this Confirmation provided that for such purpose the terms "the parties" as used in the Annexes of the Protocol, shall be construed as referring to UBM and Olimpia.

5. The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

         Trade Date:                        [20 Nov. ]
         Effective Date:                    The later between 30 November 2001
                                            and the date falling 7 (seven) after
                                            the last Trade Date or the Trade
                                            Date as the case may be
         Termination Date:                  5 October 2007
         Shares:                            The common shares of Olivetti (the
                                            "Issuer") with a Security
                                            Identification Number (ISIN) of
                                            IT000113731
         Exchange:                          Italian Stock Exchange (Milan)
         Related Exchange(s):               Any exchange on which option or
                                            futures contracts on the Shares are
                                            traded as determined by the
                                            Calculation Agent.
         Equity Amounts

         Equity Amount Payer:               UBM

         Number of Shares:                  131.750.000

         Equity Notional Amount:            the Number of Shares multiplied by
                                            the Initial Price
         Equity Notional Reset:             Inapplicable

         Equity Payment Date:               The Termination Date

         Type of Return:                    Total Return

         Initial Price:                     [...]

         Final Price: the arithmetic average of the daily "Official Close" (Prezzo Ufficiale as stated by Borsa
                                            Italiana Spa) of the Shares during
                                            the Period commencing on (and
                                            including) the date falling 6
                                            Exchange Business Days prior to the
                                            Valuation Date and terminating on
                                            (and including) the Valuation Date
                                            (7 days in total)



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

         Payment Obligation:                Notwithstanding Section
                                            7.1(a) of the Equity Definitions,
                                            Olimpia shall have the faculty - to
                                            be exercised by 7 (seven) Exchange
                                            Business Days telephone notice prior
                                            to the Valuation Date, and confirmed
                                            in writing - to decide whether:
                                            (i) the Payment Obligation will be
                                                determined in accordance with
                                                Section 7.1(a) of the Equity
                                                Definitions; or
                                            (ii)the Payment Obligation will
                                                be determined in accordance with
                                                Section 7.1(a) of the Equity
                                                Definitions and UBM shall either
                                                deliver or procure (at its sole
                                                discretion) that third
                                                party/parties place at Olimpia's
                                                disposal upon Olimpia request
                                                all or part of the Number of
                                                Shares against payment of the
                                                Final Price multiplied by the
                                                Number of Shares placed at
                                                Olimpia's disposal.

         Valuation Date:                    01 October 2007

         Dividend Payment Date(s)           Two Currency Business Days after the
                                            date of receipt of any Dividends by
                                            the Equity Amount Payer.

         Dividend Amount:                   The Equity Amount Payer shall pay to
                                            the Fixed Amount Payer an additional
                                            amount, if any, (as determined by
                                            the Calculation Agent) in accordance
                                            with the following formula:

                                            Number of Shares x Dividend per
                                            Share Where "Dividend per Share"
                                            means:

                                            If the Shares are declared
                                            ex-dividend during a Dividend
                                            Period, an amount determined by the
                                            Calculation Agent equal to 100% of
                                            the Net Dividend, where "Net
                                            Dividend" means the dividend
                                            declared as payable by the Issuer to
                                            holders of record on the ex-dividend
                                            date, as adjusted for any tax, levy,
                                            impost, duty or charge that would be
                                            deducted from any such dividend
                                            payable to a non-Uk, non-France EU
                                            foreign holder of record after all
                                            possible Treaty reclaims. The Net
                                            Dividend as at the Trade Date is 85%
                                            of the gross dividend.

                                            Parties acknowledge that such
                                            percentage may change from time to
                                            time as a consequence of changes of
                                            law. In the event that UBM by virtue
                                            of its hedge for the Transaction,
                                            recovers additional value from the
                                            dividend income, UBM shall, on a
                                            best efforts basis, pay such
                                            additional value to Olimpia.



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Fixed Amount:
         Fixed Amount Payer:                Olimpia.
         Fixed Amount Payment:              An amount equal to 31.87% of the
                                            Equity Notional Amount
         Fixed Amount Payment Date:         Effective Date

         Adjustments:
         Method of Adjustment:              Calculation Agent Adjustment

         Consequence of  Merger Events:
         (a)      Share-for-Share:          Alternative Obligation

         (b)      Share-for-Other:          Cancellation and Payment

         (c)      Share-for-Combined:       Alternative Obligation

         Nationalization or insolvency:     Cancellation and Payment

         Share De-Listing                   If at any time during the period
                                            from and including the Trade Date,
                                            to and including the Termination
                                            Date, the Shares cease to be listed
                                            on the relevant Exchange for any
                                            reason (other than a Merger Event)
                                            and are not re-listed within 10
                                            (ten) Exchange Business Days since
                                            the date of such de-listing (the
                                            "De-listing Date") on another
                                            exchange in the same jurisdiction as
                                            the Exchange (The "Successor
                                            Exchange"), then (I) Cancellation
                                            and Payment shall apply, (ii) the
                                            De-listing Date shall be deemed the
                                            date of termination for the purposes
                                            of calculating any payment due from
                                            one party to the other in connection
                                            with the cancellation of this
                                            Transaction and (iii)any payment to
                                            be made in connection with the
                                            cancellation of the transaction
                                            shall be calculated in accordance
                                            with Section 9.1 of the Equity
                                            Definitions, provided that all
                                            references in Section 9.7 to the
                                            Merger Date shall, in the event of a
                                            Share De-listing, be interpreted as
                                            references to the De-listing Date.

                                            If the Shares are re-listed on a
                                            Successor Exchange within 10 (ten)
                                            Exchange Business Days upon their
                                            de-list from the Exchange, this
                                            Transaction shall continue in full
                                            force and effect, provided that the
                                            Successor Exchange shall be deemed
                                            to be the Exchange for all purposes
                                            hereunder. In addition, the
                                            Calculation Agent shall make any
                                            adjustments it deems necessary to
                                            the terms of the Transaction in
                                            accordance with Calculation Agent
                                            Adjustment method as defined under
                                            Section 9.1(c) of the Equity
                                            Definitions.



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6.   Calculation Agent:                     UBM


7.   Account Details:


         Account for payments to UBM:

         Account for payments to Olimpia:


8.   Governing Law:                         English Law

9.   Offices:

         The Office of UBM for the Transaction is Milan
         The Office of Olimpia for the Transaction is Milan

10. Additional Provisions

Optional Early Termination                  Olimpia may designate an early
                                            termination date in respect of this
                                            Transaction (the "Early Termination
                                            Date") on any Business Day during
                                            the Term of the Transaction by
                                            giving 12 (twelve) Business Days
                                            telephone notice (including the day
                                            of the notice), confirmed in
                                            writing, pursuant to which such
                                            designation shall costitute a
                                            Termination Event, Olimpia shall be
                                            the Affected Party and this
                                            Transaction shall be an Affected
                                            Transaction. In this case the
                                            Valuation Date will be deemed to be
                                            the date falling 7 (seven) business
                                            days after the day of receipt of the
                                            notice.

Partial Optional
Early Termination                           Optional Early Termination may apply
                                            to a part of the Number of Shares.
                                            If Partial Optional Early
                                            Termination occurs, the Number of
                                            Shares to be considered for the
                                            purpose of determining the relevant
                                            Equity Notional Amount, will be
                                            equal to shares to which Partial
                                            Optional Early Termination applies.
                                            After a Partial Optional Early
                                            Termination occurs, the Number of
                                            Shares shall be adjusted by
                                            deducting the shares to which
                                            Partial Early Termination has
                                            applied.

   Representations                  (1) Non reliance
                                    ----------------
                                            Each party hereby represents to the
                                            other party (in the absence of
                                            written agreement between the
                                            parties that expressely impose
                                            affirmative obligations to the
                                            contrary for this Transaction) that:

                                            (i) it is acting for its own
                                                account, and it has made its own
                                                independent decisions to enter
                                                into this Transaction and as to


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                                                whether this Transaction is
                                                appropriate or proper for it
                                                based upon its own judgement and
                                                upon advice from such advisors
                                                as it has deemed necessary. It
                                                is not relying on any
                                                communication (written or oral)
                                                of the other party as investment
                                                advice or as a recommendation to
                                                enter into this Transaction; it
                                                being understood that
                                                information and explanation
                                                related to the terms and
                                                conditions of a Transaction
                                                shall not be considered
                                                investment advice or a
                                                recommendation to enter into
                                                that Transaction. No
                                                communication (written or oral)
                                                received from the other party
                                                shall be deemed to be an
                                                assurance or guarantee as to the
                                                expected results of this
                                                Transaction;

                                           (ii) it is capable of assessing
                                                the merits of and understanding
                                                (on its own behalf or through
                                                independent professional
                                                advice), and understand and
                                                accepts the terms, conditions
                                                and risks of this Transaction.
                                                It is also capable of assuming,
                                                and assumes, the risks of this
                                                Transactions;

                                          (iii) it is not acting as a
                                                fiduciary for or an advisor to
                                                the other party in respect of
                                                this Transaction; (iv) it is
                                                entering into this Transaction
                                                as principal and not as agent of
                                                any person.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Confirmation and returning it to us by facsimile at

Yours sincerely.

UniCredit Banca Mobiliare

By:
         --------------------------------------------------

         Name:

         Title:


Confirmed as of the date first above written:




By:
         --------------------------------------------------
         Name:

         Title:


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